UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 29, 2026
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of principal executive offices)	4000 (Zip Code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On October 29, 2026 (October 30, 2026 in Australia), the Board of Directors (the “Board”) of Coronado Global Resources Inc. (the “Company”), at the recommendation of the Compensation and Nominating Committee of the Board, appointed Sandeep Deoji, the Company’s current Interim Chief Financial Officer (“Interim CFO”) to serve as the Company’s Chief Financial Officer (“CFO”), effective as of November 1, 2026 (the “Effective Date”). Since his appointment as Interim CFO on August 1, 2026, Mr. Deoji has served as the Company’s principal accounting officer, and as CFO, he will continue to serve as the Company’s principal accounting officer.

Mr. Deoji, age 42, has served as Interim CFO since August 2026 and previously served as Vice President, Group Financial Control of the Company from July 2022 to July 2026, Group Financial Controller from May 2021 to July 2022 and Manager, Group Financial Reporting from January 2019 to May 2021. From January 2025 to March 2025, Mr. Deoji served as the Company’s interim principal financial officer and interim principal accounting officer. Mr. Deoji has been a Director of Wiggins Island Coal Export Terminal Pty Limited since June 2025.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Deoji.

The terms of Mr. Deoji’s appointment shall be governed by a contract of employment, dated as of October 30, 2026 (Australia) between Curragh Queensland Mining Pty Ltd. (“Curragh”), an Australian subsidiary of the Company, and Mr. Deoji (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Deoji will receive an annual base salary of AU$675,000, which includes Australian statutory defined contribution superannuation contributions made on Mr. Deoji’s behalf. Mr. Deoji is also eligible to participate in incentive arrangements offered by the Company from time to time to senior executives.

Mr. Deoji will be eligible for a bonus under the 2026 short-term incentive program (“STI”), calculated as described in the Employment Agreement. A portion of the bonus will be paid on the STI payment date in 2027, and a portion will be paid following the completion of the audit of the Company’s financial accounts for 2027.

Mr. Deoji’s employment can be terminated by either him or Curragh by giving the other party three months written notice (or by Curragh making payment in lieu of part or all of his notice period). In the event Curragh terminates Mr. Deoji’s employment for cause, no notice period will apply. If Mr. Deoji is terminated by reason of redundancy, he is entitled to receive redundancy payments in accordance with Australian legislation. Mr. Deoji is also subject to post-termination restrictions on competing with the Company or any subsidiary and/or soliciting its employees and customers for a period of one year following termination of his employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Contract of Employment, dated October 30, 2026, between Sandeep Deoji and Curragh Queensland Mining Pty Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Barend J. van der Merwe
Name:	Barend J. van der Merwe
Title:	Chief Executive Officer

Date:	November 2, 2026